Exhibit 4.5

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                        This AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 2, 2011, by and among by and among THERMADYNE HOLDINGS CORPORATION, a Delaware corporation, as a Borrower and as successor by merger to RAZOR MERGER SUB INC. (“Thermadyne Holdings”), THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Thermadyne Industries”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”), THERMADYNE DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”) and STOODY COMPANY, a Delaware corporation (“Stoody”, and, together with Thermadyne Holdings, Thermadyne Industries, Victor, International, and Dynamics, collectively the “Borrowers” and each, individually, a “Borrower”), General Electric Capital Corporation, a Delaware corporation (“Agent”), and the Persons signatory hereto as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, Thermadyne Holdings as the Borrower Representative, the other Credit Parties, Agent and Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 3, 2010 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers and the Credit Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                  Amendments to Credit Agreement.   Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree that

(a)                Section 5.1 of the Credit Agreement is hereby amended by deleting the word “and” at the end of subsection (p) thereof and inserting “;” in its place, deleting the period at the end of subsection (q) thereof and inserting “; and” in its place, and adding the following new subsection (r):

            “(r)  Liens consisting of deposits with providers of Rate Contracts as collateral for obligations under such Rate Contracts in an aggregate amount not to exceed $1,000,000 at any time on deposit.” ; and

(b)               Section 5.5 of the Credit Agreement is hereby amended by amending and restating subsection (i) thereof to read in its entirety as follows:

                        “(i)  Indebtedness pursuant to Rate Contracts permitted pursuant to
                         Section 5.9;”

2.                  Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)                the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)                 after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

3.                  Conditions To Effectiveness.  This Amendment shall be effective upon the execution and delivery of this Amendment by Agent, Required Lenders and the Credit Parties.

4.                  Reference To And Effect Upon The Credit Agreement.

(a)                The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)        The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (ii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Credit Agreement.

5.                  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

6.                  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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7.                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

8.                  Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

GENERAL ELECTRIC CAPITAL

CORPORATION,

as Agent and Lender

By:       /s/ Jack F. Morrone

            Duly Authorized Signatory

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Credit Agreement]

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

Thermal Dynamics Corporation

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

Victor Equipment Company

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

STOODY COMPANY

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

THERMADYNE INTERNATIONAL CORP.

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

THERMADYNE HOLDINGS CORPORATION

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Credit Agreement]

THERMADYNE TECHNOLOGIES HOLDINGS, INC.

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     EVP CFO & CAO

                                                                        THERMADYNE AUSTRALIA PTY LTD.

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     Director

                                                                        CIGWELD PTY LTD.

By:       /s/ Steven A. Schumm

Name:  STEVEN A. SCHUMM

Title:     Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Credit Agreement]